LEASE AGREEMENT

This Agreement is made on the 18th day of September, 1996,

B E T W E E N :	LIVINGSTON CORPORATE PARK
ASSOCIATES, L.L.C.
			A Limited Liability Company of the State
of	New
Jersey
			820 Morris Turnpike, Suite 301, Short
Hills, New
Jersey 07078
			(hereinafter referred to as "Landlord"),

A N D :	RYAN, BECK & COMPANY, INC.
		80 Main Street, West Orange, New Jersey
07052
		(hereinafter referred to as "Tenant").

W I T N E S S E T H :

1. 	PREMISES, TERM AND USE.

(a) 	The Landlord does hereby lease to the Tenant, and the
Tenant does
hereby rent from the Landlord the following described premises:
approximately
34,948 rentable square feet of space as shown on the floor plan attached hereto as Exhibit A (consisting of 24,246 rentable square feet on the third floor, and approximately 10,702 rentable square feet on the second floor, hereinafter referred to as the "Demised Premises") in the office building located at 220
South Livingston Avenue, Livingston, New Jersey (the "Building"), for a term of ten (10) years, commencing on the date set forth in Paragraph l(b) herein,
(the "Commencement Date") and ending ten (10) years later, to be used and occupied only and for no other purpose than general, administrative and executive offices, and any lawfully permitted use.

(b) 	The Commencement Date shall be defined as follows:

(1) 	In the event that Landlord shall not perform the Tenant
Improvements
(as defined in Paragraph 39 herein), the Commencement Date shall be that date which is one hundred eighty (180) days from the date that Landlord notifies
Tenant that the Demised Premises will be available. However, despite the date of said notice from Landlord to Tenant, the notice shall be effective as of the first day of the calendar month following the month in which said notice was provided to Tenant.

(2) 	In the event that Landlord shall perform the Tenant
Improvements (as
defined in Paragraph 39 herein), then upon completion of Tenant's plans,
Landlord and Tenant shall create a construction schedule, and the
Commencement Date shall be the date of substantial completion of the Tenant
Improvements and issuance of a Certificate of Occupancy
(Temporary,
Conditional or Permanent) for the Demised Premises. In the event that
Landlord is unable to deliver the Demised Premises within fourteen (14) days after the Commencement Date as set forth in the construction schedule, Tenant shall be entitled to a two (2) day rent abatement for each day or part thereof that Landlord is delayed in delivering the Demised Premises, beginning on the fifteenth (15th) day after the Commencement Date as set forth in the construction schedule.

(c) 	It is understood and agreed by and between the parties
hereto that the
Landlord is providing Tenant with six (6) months notice of the anticipated occupancy of the Demised Premises in order that Tenant may provide notice to its current Landlord. However, it is intended that the actual time for completion of the Tenant Improvements (whether performed by Landlord or Tenant) shall be ninety (90) days from the date that the Demised Premises become vacant.

(d) 	In the event that Landlord shall perform the Tenant
Improvements,
Tenant shall be entitled to enter the Demised Premises commencing sixty (60) days prior to the Commencement Date (as set forth on the construction schedule referred to in subparagraph (b)(ii) above), for the purpose of installation of telephone and computer wiring/cabling. However, Tenant shall not interfere with Landlord's construction during such early entry.

2. 	PAYMENT OF RENT.

Commencing on the Commencement Date, Tenant covenants and agrees to pay to the Landlord, as rent for and during the term hereof, the sum of Five Million
Eight Hundred Seventy-One Thousand Two Hundred Sixty-
Four and 00/100
($5,871,264.00) Dollars, payable as follows:

(a) 	During the first, through, to and including the second
year of the
initial term of this Lease, the sum of Five Hundred Twenty-Four
Thousand Two
Hundred Twenty and 00/100 ($524,220.00) Dollars Per
Annum; Forty-Three
Thousand Six Hundred Eighty-Five and 00/100 ($43,685.00)
Dollars Per
Month, due and payable on the first day of each calendar month.

(b) 	During the third, through, to and including the fifth year
of the initial
term of this Lease, the sum of five Hundred Fifty-Nine
Thousand One Hundred
Sixty-Eight and 00/100 ($559,168.00) Dollars Per Annum;
Forty-Six Thousand
Five Hundred Ninety-Seven and 33/100 ($46,597.33) Dollars
Per Month, due
and payable on the first day of each calendar month.

(c) 	During the sixth, through, to and including the tenth
year of the initial
term of this Lease, the sum of Six Hundred Twenty-Nine
Thoustand Sixty-Four
and 00/100 ($629,064.00) Dollars Per Annum; Fifty-Two
Thousand Four
Hundred Twenty-Two and 00/100 ($52,422.00) Dollars Per
Month, due and
payable on the first day of each calendar month.

Notwithstanding anything to the contrary contained herein, basic rent for the first month of the initial term of this Lease shall be due and payable upon execution of this Lease. Said rent shall accrue interest from the date same is provided to Landlord until the Commencement Date, and all accrued interest shall be equally divided between Landlord and Tenant.

3. 	LATE PAYMENTS.

In the event that payment of rent is not received by Landlord by the fifteenth
(15th) day of each month, Tenant shall pay, as additional rent, a late charge equal to five (5) percent of the late payment. Landlord shall be entitled to the same remedies for non-payment of late charges as for non-payment of rent.
Notwithstanding anything to the contrary contained herein, however, said late charge shall not be effective until the second late payment during any twelve
(12) month period.

4. 	REPAIRS AND CARE.

(a) 	The Demised Premises shall be delivered to Tenant on
the
Commencement Date in "as is" condition, subject to the terms of Paragraph 41 herein. The Tenant has examined the Demised Premises and has entered into this Lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the Demised Premises and shall, at the Tenant's own cost and expense, make all nonstructural repairs, including painting and decorating, and shall maintain the Demised Premises in good condition and state of repair. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs. The
Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes.

(b) 	Not later than the last day of the term, Tenant shall, at
Tenant's
expense, remove all Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including, but not limited to trade fixtures, moveable paneling and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Demised Premises in as good condition as they were at the beginning of the term, excepting reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant, Tenant's agents, servants, visitors or licensees. All other property of
Tenant remaining on the Demised Premises after the last day of the term or earlier termination of this Lease shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse
Landlord for the cost
of such removal. Landlord may have any such property stored at Tenant's risk and expense. It is intended that any improvements made to the Demised
Premises which become affixed to the Demised Premises shall become the property of Landlord, and any improvements which are moveable shall remain the property of Tenant. It is hereby agreed between the parties hereto that, in the event Tenant installs an interior staircase within the Demised Premises, said staircase shall remain at the conclusion or earlier expiration of the Lease, and Tenant shall not be required to remove the staircase.

5. 	COMPLIANCE WITH LAWS.

The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said Demised Premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said Demised
Premises, during the
term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said Demised Premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense. Tenant shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B, attached hereto and made a part hereof by this reference, and with such further reasonable rules and regulations as Landlord may prescribe, upon written notice to Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Landlord represents that, to the best of its knowledge, as of the Commencement Date the Demised
Premises and Building
are in compliance with all Federal, State and local laws and regulations including, but not limited to, the Americans with Disabilities Act. Landlord shall be responsible for maintaining compliance with the Americans with
Disabilities Act for the Building and the Demised Premises during the term of this Lease, provided that Tenant does not make any alterations which take the
Demised Premises out of compliance. In such case, Tenant shall be responsible for bringing the Demised Premises into compliance with the Americans with
Disabilities Act.


6. 	ALTERATIONS AND IMPROVEMENTS.

No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the Demised Premises, without the prior written consent of the
Landlord. Notwithstanding the foregoing, however, during any twelve (12) month period, Tenant shall be entitled to make non-structural alterations within the Demised Premises up to the amount of $100,000.00, upon at least ten (10) business days prior written notice to Landlord. Any alterations proposed by
Tenant in excess of the foregoing amount shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.
In addition, Tenant shall be entitled to install additional HVAC equipment and/or communication devices on the roof of the Building, subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed.
However, Landlord's failure to consent due to aesthetic reasons shall not be considered unreasonable. Any alterations or improvements to be performed by
Tenant pursuant to this Paragraph shall be at Tenant's sole cost and expense, and Tenant shall obtain all necessary approvals and/or permits from all governmental authorities having jurisdiction over the premises. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the said
Demised Premises,
shall belong to and become the property of the Landlord and shall be surrendered with the Demised Premises and as part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation, injury or charge to Landlord. At the conclusion of the Lease term or earlier expiration of this Lease, Tenant shall be responsible for all restoration costs for alterations, additions and improvements which have not been permanently affixed to the
Demised Premises, including, but not limited to movable furniture, equipment and/or roof top telecommunications equipment.

7. 	TENANT'S LIABILITY INSURANCE.

Tenant shall provide, at Fits own expense, and keep in force during the term of
this Lease and any renewal terms, general comprehensive
liability insurance
with an insurance company licensed to do business in the State of New Jersey,
selected by Tenant and reasonably acceptable to Landlord, and in an amount
reasonably required by Landlord, but in any event not less than
$1,000,000.00
with respect to injury or death to any one person and $3,000,000.00 with respect to injury or death to more than one person in any one accident or other occurrence, and $1,000,000.00 with respect to damage to property. Such policy or policies shall include Landlord, as additional insured. Tenant agrees to deliver certificates evidencing such insurance to Landlord within thirty (30)
days of the date of execution of this Lease and within thirty (30) days after the date of renewal of the policies. Such insurance shall not be cancelable without thirty (30) days prior written notice to Landlord.

8. 	TENANT'S CASUALTY INSURANCE.

During the term of this Lease, and any renewal terms, Tenant shall cause its improvements to the Demised Premises to be insured for the benefit of Tenant, against loss or damage by fire and customary extended coverage in an amount equal to the replacement value thereof, if insurance in such amount is available.
Tenant agrees to deliver a certificate evidencing such insurance to Landlord within thirty (30) days of the date of execution of this Lease.

9. 	DAMAGE OR DESTRUCTION BY FIRE OR OTHER
CASUALTY.

(a) 	If the Building is damaged by fire or other casualty to
such extent that
the cost of restoration, as determined by an insurance adjustor licensed in the
State of New Jersey, will equal or exceed fifty (50) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then either Landlord or Tenant may, within sixty
(60) days from
the date of the damage, give the other party a written notice of election to terminate this Lease, effective thirty (30) days from the date of such notice.
However, in the event that neither party terminates this Lease in such circumstance, then the basic rent and additional rent shall be abated in direct proportion to that amount of square footage in the Demised
Premises which
cannot be used by Tenant for the purposes set forth in Paragraph 1 herein, which abatement shall be effective as of the date of the casualty. In addition,
Landlord shall be responsible for making restoration within one hundred eighty
(180) days after the date of the damage, subject to Force
Majeure. In the event
that restoration is not made within said time period, Tenant shall have the right to terminate this Lease, upon thirty (30) days written notice to Landlord.
Notwithstanding anything to the contrary contained herein, if the casualty occurs in a manner that affects telephones, computers, electronic equipment and the like such that Tenant is unable to conduct its business, then the entire rent shall be abated as of the date of the casualty until such time as these essential services have been restored.

(b) 	If the Building is damaged by fire or other casualty to
such extent that
the cost of restoration, as determined by an insurance adjustor licensed in the
State of New Jersey, will be less than (50) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then the basic rent and additional rent shall be abated in direct proportion to that amount of square footage in the Demised Premises which cannot be used by Tenant for the purposes set forth in Paragraph 1 herein. In addition, Landlord shall be responsible for making restoration within one hundred eighty (180) days after the date of the damage, subject to Force
Majeure. In the event that restoration is not made within said time period,
Tenant shall have the right to terminate this Lease, upon thirty
(30) days
written notice to Landlord. Notwithstanding anything to the contrary contained herein, if the casualty occurs in a manner that affects telephones, computers, electronic equipment and the like such that Tenant is unable to conduct its business, then the entire rent shall be abated as of the date of the casualty until such time as these essential services have been restored.

10. 	WAIVER OF SUBROGATION.

Landlord and Tenant shall obtain, for each policy of insurance secured by them regarding the Demised Premises, or any Property located therein, whether required by this Lease or in addition to that which is required by this Lease, an appropriate clause therein or endorsement thereon, pursuant to which such insurance company waives subrogation or consents to the waiver of the right of one party to recover against the other.

11. 	INCREASE OF INSURANCE RATES.

If by reason of the use to which the Demised Premises are put by the Tenant or character of or the manner in which the Tenant's business is carried on, the insurance rates for fire and other hazards shall be increased, the Tenant shall upon demand, pay to the Landlord, as rent, the amounts by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of rent but in no case later than thirty (30) days after such demand, whichever occurs sooner.

12. 	ASSIGNMENT AND SUBLEASE.

Tenant may assign or sublease the within Lease to any party subject to the following:

(a) 	In the event that the Tenant desires to sublease the
whole or any
portion of the Demised Premises or assign the within Lease to any other party, the Tenant's intentions shall be communicated to the Landlord in writing.
Landlord shall have the option, exercisable in writing to Tenant within sixty
(60) days after receipt of such notice from Tenant, to recapture the within
Lease, or alternatively, to recapture the Demised Premises, or the portion thereof Tenant sought to sublet, and this Tenant shall then be fully released from any and all obligations hereunder.

(b) 	In the event that the Landlord elects not to recapture
either the Lease
or the Demised Premises as hereinabove provided, Tenant may assign this
Lease or sublet the whole or any portion of the Demised Premises (but not less than 2,500 square feet), subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the following terms and conditions:

(1) 	The Tenant shall provide to Landlord the name and
address of the
proposed assignee or sublessee.

(2) 	The assignee or sublessee shall assume, by written
instrument, all of
the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against the Landlord shall be no greater than those of the Tenant.

(3) 	The Tenant and each assignee shall be and remain liable
for the
observance of all the covenants and provisions of this Lease, including, but not limited to the payment of rent and additional rent reserved herein, through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.

(4) 	The Tenant and any assignee shall promptly pay to
Landlord: (i) one-
half of any consideration received by Tenant for any assignment; or (ii) one-half of the rent, as and when received by Tenant, in excess of the rent required to be paid by Tenant to Landlord for the area sublet, computed on the basis of an average square foot rent for the gross square footage Tenant has leased.
However, Tenant shall be entitled to deduct the reasonable costs incurred by
Tenant in connection with the assignment (i.e. construction costs, broker commissions).

(5) 	In any event, acceptance by Landlord of any rent from
the assignee, or
from any of the subtenants, or the failure of Landlord to insist upon a strict
performance of any of the terms, conditions and covenants
herein shall not
release Tenant herein, nor any assignee assuming this Lease, from any and all
of the obligations herein during and for the entire term of this
Lease, as the
same may be renewed, extended or otherwise modified.
(6) 	Tenant shall be responsible for payment to Landlord of
Landlord's
reasonable attorneys' fees and handling costs incurred for each request for consent to any sublet or assignment, with such payment to be made within ten
(10) business days of written notice from Landlord, but in no event beyond the effective date of assignment.

(c) 	Notwithstanding anything to the contrary contained
herein, Tenant
shall have the right to assign this Lease or sublet the Demised Premises, in whole or in part, to any parent, affiliate or subsidiary of Tenant or in connection with a merger of Tenant provided that the surviving entity in a merger shall have a tangible net worth (determined in accordance with generally accepted accounting principles) not less than the net worth of Tenant and its guarantors, if any, as of the date of commencement of this Lease.

(d) 	Without limiting any of the provisions of this Lease, if,
pursuant to the
Federal bankruptcy Code (hereinafter referred to as the "Code"), or any similar law hereinafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, then adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's basic rent plus an amount equal to the additional rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by
Landlord for the balance of the term of the Lease, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Paragraph 18.

(e) 	Except as specifically set forth above, no portion of the
Demised
Premises or of Tenant' 8 interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

13. 	INSPECTION AND REPAIR.

The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said
Demised Premises or any part thereof, at all reasonable hours, accompanied by a member of Tenant's staff, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the
Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs. In the event that Landlord shall enter the
Demised Premises on an emergency basis, Landlord shall attempt to notify
Tenant's staff prior to such entry; if Landlord is unable to notify Tenant' 8 staff,
Landlord shall make such entry with a member of Landlord's executive management staff.

14. 	GLASS AND OTHER DAMAGE REPAIRS.

In case of the destruction of or any damage to the interior glass in the Demised
Premises, or the destruction of or damage of any kind whatsoever to the
Demised Premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Demised Premises, as speedily as possible, at the Tenant's own cost and expense.

15. 	SIGNS.

The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the Demised Premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. Landlord shall place Tenant's name:
(i) on the directory in the lobby; and (ii) the outside directory, if any. Tenant shall not have the right to have additional names placed on the directories without Landlord's prior written consent. However, Tenant shall have the right, at Tenant's sole cost and expense, to place a sign containing its company name on the two upper corners of the Building closest to the corner of South Orange
Avenue and Eisenhower Parkway. In addition, subject to discussions between
Landlord and Saint Barnabas Medical Center, the neighboring property owner,
Landlord shall use its best efforts to obtain signage rights on South Orange
Avenue for the benefit of Tenant, in order that Tenant may place a "V-shaped" monument sign on the corner of South Orange Avenue and Eisenhower
Parkway, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. In addition to the foregoing, Tenant shall have the right to place a "V-shaped" monument sign on property owned by Landlord on the corner of South Orange Avenue and Passaic Avenue, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. All such signs shall be subject to all laws, rules, regulations, orders and the like of any governmental authorities having jurisdiction over the Building.
In case the
Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Demised Premises or any part thereof, they may be so removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws, ordinances and regulations applicable thereto. At the conclusion of the Lease term, or earlier termination of this
Lease, Tenant, at Tenant's sole cost and expense, shall remove its signs from the Building and the property surrounding the Building.

16. 	MORTGAGE PRIORITY.

This Lease shall not be a lien against the Demised Premises in respect to any mortgages that may herebefore or hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this Lease to any such mortgage or mortgages. However, Tenant's obligation to execute any instruments to evidence subordination of this Lease is conditioned upon Tenant being provided with a non-disturbance agreement from the mortgagee. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this Lease, and the term hereof is hereby expressly limited accordingly.

Tenant shall promptly comply with all reasonable requests of Landlord's mortgagee.

17. 	UTILITIES.

(a) 	Tenant shall have access to the Demised Premises 24
hours per day, 7
days per week. Landlord shall provide Tenant with HVAC during the Building
Hours (Monday through Friday, 7:00 a.m. to 7:00 p.m. and Saturdays, 7:00 a.m. to 1:00 p.m., with the following holidays excepted: New
Years Day,
Presidents Day, Good Friday, Memorial Day, Independence
Day, Labor Day,
Thanksgiving Day and Christmas Day). If Tenant requests any or all of the above services outside of Building Hours, the same shall be provided upon advance notice at a cost as follows: (i) during the first, through, to and including the fifth year of the initial term of this Lease, the sum of $30.00 per zone per hour; and (ii) during the sixth, through, to and including the tenth year of the initial term of this Lease, the sum of $34.50 per zone per hour.
Notwithstanding anything to the contrary contained herein, however, the parties hereto hereby acknowledge that the foregoing fees are based upon current utility charges. In the event of a material increase in utility charges, said increase shall be paid by Tenant.

(b) 	In the event that the Demised Premises are separately
metered, Tenant
shall be responsible for payment for its electrical usage directly to the utility company. In the event the Demised Premises are not separately metered,
Tenant shall reimburse Landlord for its electrical usage pursuant to an energy survey, to be performed (no more than once per Lease year) by an energy survey company chosen by Landlord, at Tenant's sole cost and expense. However, the cost of said energy survey shall be reasonable and standard in the industry. The parties hereto hereby agree that, until the energy survey has been conducted,
Tenant shall reimburse Landlord for its electrical usage at the rate of $1.25 per rentable square foot per annum, payable monthly.

(c) 	Landlord shall provide (i) janitorial services five (5)
nights per week;
(ii) elevator service; and (iii) snow removal.

18. 	EVENTS OF DEFAULT: REMEDIES.

(a) 	If Tenant does not: (a) within fifteen (15) days after the
due date
thereof pay any installment of basic annual rent, additional rent or any other monetary obligation; or (b) within thirty (30) days after written notice from
Landlord cure a default other than a default in the payment of basic annual rent or additional rent (provided, however, that such thirty (30) day period shall be extended if the default is of such a nature that it could not reasonably be cured within such period of thirty (30) days and Tenant promptly commences and thereafter diligently pursues the curing of such default), then, in any such event, Tenant shall be deemed in default under this Lease.

(b) 	If there should occur any default on the part of the
Tenant as set forth
in this Lease, or if during the term hereof the Demised Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may, without being liable for prosecution therefor, or for damages, re-enter the
Demised Premises and the same have and again possess and enjoy, so long as such re-entry is in accordance with all applicable laws, orders, rules, regulations and the like of all governmental authorities having jurisdiction over the Demised Premises.

(c) 	At any time or from time to time after any such
expiration or
termination, the Landlord may, as agent for the Tenant or otherwise, re-let the
Demised Premises, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as the Landlord, in its reasonable discretion, may determine, and receive the rents therefor, applying the same: (i) to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in -e-entering and repossessions the same and in making such repairs and alterations as may be necessary; and (ii) to the payment of the rents due hereunder. The
Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.
Landlord shall in no
way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

(d) 	Upon the occurrence of an event of default as set forth
in this Lease, or
should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to the
Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five
(5) days written
notice of the Landlord's intention so to do. Upon the giving of such notice, this
Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof;
and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

19. 	SURVIVAL OF COVENANTS.

No expiration or termination of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and all liability and obligations shall survive any expiration or termination. In the event of an expiration or termination, whether or not the Demised Premises, or a portion thereof, shall have been relet, Tenant shall pay to Landlord the rent up to the time of such expiration or termination, and thereafter, Tenant, until the expiration date as stated in Paragraph 1 herein, shall be liable to Landlord for, and shall pay to
Landlord, as and for liquidated and agreed current damages, the difference, if any, between: (1) the basic annual rental and additional rent as stated in this
Lease; and (2) any rent and additional rent received by Landlord from any new tenant in the Demised Premises, or a portion thereof.

20. 	REMOVAL OF TENANT'S PROPERTY.

Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Demised Premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any. In addition, Tenant shall be responsible for all restoration costs for removal of signs, movable furniture, equipment and/or roof top telecommunications equipment. It is intended that any improvements made to the Demised Premises which become affixed to the Demised Premises shall become the property of Landlord, and any improvements which are moveable shall remain the property of Tenant.

21. 	REIMBURSEMENT OF LANDLORD.

If the Tenant shall fail or refuse to comply with or perform any conditions and covenants of the within Lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, At the option of the Landlord the costs and expenses shall be added to the installment of rent due immediately thereafter but in no case later than thirty (30) days after such demand, whichever occurs sooner, and shall be due and payable as such.
This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this Lease.

22. 	NON-PERFORMANCE BY LANDLORD.

This Lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any act of God, riot, civil commotion, strikes, lock-out, acts, orders or regulations of governmental authority, acts or failure to act of the other party, fire, tornado, windstorm, adverse weather conditions, rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or for any cause beyond the control of Landlord.

23. 	NON-LIABILITY OF LANDLORD.

Unless due to the negligence of Landlord, its agents or employees, the Landlord shall not be liable for any damage or injury which may be sustained by the
Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements;
or resulting from
the carelessness, negligence or improper conduct on the part of any other
Tenant or this Tenant or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

24. 	NON-WAIVER BY LANDLORD.

The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the
Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

25. 	HAZARDOUS SUBSTANCES.

(a) 	Tenant agrees not to generate, store, manufacture,
refine, transport,
treat, dispose of, or otherwise permit to be present on or about the Demised
Premises any Hazardous Substances. As used herein,
Hazardous Substances
shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental
Responsibility
Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the
New Jersey Industrial Site Recovery Act, as amended (N.J.S.A.
13 : 1K- 6 et
sea ), the New Jersey Spill Compensation and Control Act, as amended
(N.J.S.A. 58:10-23.11b et sec.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Paragraph shall be applicable notwithstanding the fact that any substance shall not be deemed to be a
Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance. Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised
Premises from and
against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorneys' fees) which may be incurred by Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the terms of this Paragraph, said indemnity to survive the expiration or earlier termination of this Lease.

(b) 	Within thirty (30) days of request therefor by Landlord,
Tenant shall
provide Landlord with: (i) its Standard Industrial Classification
Number (said
Standard Industrial Classification number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor or such publications); and (ii) an opinion letter from the DEP (or such other agency or body as shall then have jurisdiction over ISRA matters) in a form satisfactory to Landlord's counsel, stating the ISRA does not then apply to Tenant, Tenant's use and occupancy of the Demised
Premises.

(c) 	Landlord hereby represents that, to the best of its
knowledge, the
Demised Premises and the Building comply with all applicable health and safety standards, including, but not limited to, environmental requirements of all Federal, State and local authorities having jurisdiction over the premises.

26. 	REAL ESTATE TAXES.

Commencing no earlier than the second year of the term hereof, upon receipt of written notification, Tenant shall pay, as additional rent, its proportionate share of the increased real estate taxes assessed or imposed on the property over the base year (base year shall be defined as the first twelve (12) months of Tenant's occupancy, adjusted to reflect a 100% assessed and occupied building). Such additional rent shall be paid monthly or quarterly, as designated by Landlord.
Landlord shall be entitled to the same remedies for non-payment of additional real estate taxes as for non-payment of rent. Tenant's liability for such increase in real estate taxes shall be imposed whether the increase is due to an increase in the tax rate or valuation or both, but not for a tax increase which arises as a result of the sale of the Building. Tenant's proportionate share shall be determined by dividing the area of the Demised Premises by the total amount of leasable floor area in the Building. Tenant' 9 proportionate share is hereby defined as 41.15k. Notwithstanding anything to the contrary contained herein,
Tenant hereby acknowledges that the property is currently the subject of a tax appeal. Upon resolution of the appeal, the amount of the taxes for base year purposes shall be adjusted accordingly.

(*However, in the event that Landlord shall enter into a settlement of the tax appeal, then such additional rent required to be paid by Tenant pursuant to this
Paragraph shall be limited to an amount that will not be increased by more than ten (10) percent per year during the life of the settlement. For example, in the event that the tax appeal is settled such that, within the settlement period taxes for the Base Year shall be $200,000 and taxes for the first year following the
Base Year are increased by fifteen (15) percent to $230,000.00, Tenant shall only be required to pay its proportionate share (41.158) of $20,000.00 rather than $30,000.00 representing a ten (10) percent increase in the taxes on the property over the base year. To illustrate further, in the second year following the Base Year, if taxes on the property are increased by an additional ten (10) percent to a total of $253,000.00, Tenant shall be required to pay its proportionate share (41.15%) of $22,000.00 which represents a ten (10) percent increase over the previous year in Tenant's obligation to pay such additional rent as set forth in this Paragraph. The foregoing applies only in the event of a settlement of a tax appeal and only during the life of the settlement.

Further, in the event that Landlord shall file an appeal of the 1997 taxes on the property, Tenant shall not be responsible for the payment of such additional rent representing its proportionate share of tax increases over the Base Year for a period of two years following said appeal, unless the increase(s) is due to either a general rate increase by the Township or an added assessment due to improvements to the building.)

27. 	MAINTENANCE.

Commencing no earlier than the second year of the term hereof, upon receipt of written notification, Tenant shall pay, as additional rent, its proportionate share of the increase in operating expenses incurred by Landlord over the base year
(base year shall be defined as the first twelve (12) months of Tenant's occupancy, adjusted to reflect a 95W occupied building). Such additional rent is to be paid quarterly, and shall be determined by dividing the area of the
Demised Premises by the total amount of area in the Building. Tenant's proportionate share is hereby defined as 41.15%. For purposes of this Lease, expenses for maintaining and operating the Building shall mean and include those expenses incurred in respect to the operation and maintenance of the
Building (excluding real estate taxes) in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of non-institutional, first class office buildings, including, but not limited to, expenses for heat, water, snow removal, landscaping, insurance and janitorial services. However, all capital repairs, replacements and improvements shall be the sole responsibility of Landlord and the costs thereof shall not be included in the operating expenses referred to herein.

28. 	CONDEMNATION AND EMINENT DOMAIN.

(a) 	In the event of a taking for any public or quasi-public
use or purpose,
by any lawful power or authority, by exercise of the right of condemnation or eminent domain, or by agreement between Landlord and those having the authority to exercise such right (hereinafter called a "Taking") of the entire
Demised Premises or such substantial portion thereof so that the balance of the
Demised Premises is not suitable for the conduct of Tenant's normal business operations therein, then this Lease and the terms hereof shall cease and expire on the date of transfer of possession in connection with the Taking.

(b) 	In the event of a Taking of any portion of the Demised
Premises as a
result of which this Lease is not terminated as provided above, or a Taking of more than forty (40W) percent of the leasable space at the Building (whether or not any portion of Demised Premises is included in the Taking), or a permanent denial or substantial impairment of adequate access to the Building and
Demised Premises, then, in such event, Landlord or Tenant may, at its option, terminate this Lease by giving notice of termination to the other within sixty
(60) days after receipt by Tenant of notice that the Taking will occur, such notice of termination to be effective as of the date of transfer of possession in connection with the Taking.

(c) 	In the event this Lease i8 not terminated pursuant to the
terms of this
Paragraph, then Landlord shall promptly commence and with due diligence continue to restore the portion of the Building and the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking, to the extent such restoration may be accomplished with the available net proceeds of the award or payment to
Landlord in connection with the Taking. During the period of restoration by
Landlord, if the Taking or such restoration shall cause a material adverse impact on Tenant's business at Demised Premises, basic annual rent and additional rent shall be abated and adjusted in an equitable fashion. Upon completion of the restoration, basic annual rent and additional rent shall also be abated and adjusted in such manner as shall be just and equitable. In the event that Landlord shall fail to commence such restoration as hereinabove required, or if such restoration shall not be completed within twelve (12) months from and after the date of transfer of possession in connection with Taking, then, in either such event, Tenant shall have the right, as its exclusive remedy, to terminate this Lease by notice to Landlord, such notice to specify the effective date of termination.

(d) 	Whether or not this Lease shall be terminated pursuant
to the terms of
this Paragraph, Tenant shall have the right in connection with any Taking to assert all claims available to it for loss of leasehold interest, loss of leasehold improvements, trade fixtures and equipment, and such other items of loss or damage as Tenant shall suffer as a result of the Taking with respect to which
Tenant shall, from time to time under applicable law, be permitted to make an independent claim, provided that such claim by Tenant will not reduce the award or payment to Landlord in connection with the Taking.

(e) 	Notwithstanding any provision of this Paragraph, in no
event shall
Landlord be obligated to expend, in connection with the repair or restoration of the Demised Premises pursuant to this Paragraph, any amount in excess of the award or payment in connection with the Taking. In the event that such award or payment shall be insufficient for the repair or restoration or in the event that
Landlord's mortgagee shall apply all or any portion of such award of payment to the reduction of the indebtedness secured by such mortgage, then to the extent of such unavailable award or payment, Landlord shall be excused from the performance of repair or restoration work hereunder.

29. 	HOLDING OVER BY TENANT.

If Tenant shall remain in possession of the Demised Premises after the conclusion of the term of this Lease (and any renewal terms), Tenant shall become a month-to-month tenant under the provisions herein provided, but at a monthly basic annual rental as follows: (a) if Landlord has entered into a bona fide lease with a new tenant for the Demised Premises, then (i) during the first thirty (30) days of the holdover, Tenant shall pay monthly basic rental equal to
1.5 times the basic rental set forth in Paragraph 2; (ii) during the second thirty
(30) days of the holdover, Tenant shall pay monthly basic rental equal to 2 times the basic rental set forth in Paragraph 2; (iii) for any holdover period after sixty (60) days, Tenant shall pay monthly basic rental equal to 2 times the basic rental set forth in Paragraph 2, and Tenant shall be responsible for any actual damages incurred by Landlord as a result of said holdover; or (b) if
Landlord has not entered into a bona fide lease with a new tenant for the
Demised Premises, then during the first thirty (30) days of the holdover, Tenant shall pay basic rental equal to the basic rental set forth in Paragraph 2; for any holdover period beyond thirty (30) days, Tenant shall pay basic rental equal to
1.5 times the basic rental set forth in Paragraph 2. However, the amount due for additional rental shall remain as set forth in this Lease. Such month-to-month tenancy shall then continue until terminated by either Landlord or Tenant, upon thirty (30) days prior written notice to the other party, but, in any event, such termination shall not occur on a date other than the last day of a calendar month.

30. 	RIGHT TO EXHIBIT.

The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the Demised Premises to persons wishing to rent or purchase the same on and after six (6) months next preceding the expiration of the term hereof. Any such showings shall be at reasonable times and upon reasonable prior notice to Tenant.

31. 	BROKER'S COMMISSION.

The parties hereto hereby agree that Edward S. Gordon Co. of New Jersey, Inc.
and Jacobson, Goldfarb & Tanzman Associates, L.L.C. acted as the brokers in this matter. Landlord shall be responsible for payment of the brokers' commissions to the above named brokers, pursuant to separate agreement.
Landlord and Tenant hereby indemnify and hold each other harmless for any and all claims by other brokers in connection with this transaction.

32. 	OPTIONAL RENEWAL PERIOD.

Tenant shall have the right to renew the within Lease for two
(2) terms of five
(5) years each, consecutive with the term herein provided, at 95k of the "fair market rent". However, in no event shall the basic rent for each renewal term be less than the basic rent for the last year of the previous term. Tenant shall give the Landlord no less than six (6) months prior written notice by Certified
Mail, Return Receipt Requested, of Tenant's intention to exercise the option to renew.

33. 	OPTIONAL RENEWAL PERIOD - RENT.

The "fair market rent" shall be determined as follows: Landlord shall notify
Tenant of Landlord's opinion of the fair market rent for the
Renewal Period at
lease nine (9) months prior to the end of the then current term hereof. If Tenant
disputes Landlord's opinion, Tenant shall, within sixty (60) days after
Landlord's said notice, by written notice to Landlord, either withdraw its
exercise of its renewal option or notify Landlord that Tenant elects arbitration
in accordance with then prevailing Rules of Commercial
Arbitration of the
American Arbitration Association. The said Association shall designate an
appraiser familiar with commercial buildings located in the
Essex County, New
Jersey area. The arbitrator shall, after 	hearing testimony
from the parties
and their expert witnesses, have the authority to fix and determine the fair market rent for the Renewal Period. Each party shall pay the cost and expenses of its own expert witnesses and attorneys fees, and the cost of the arbitration shall be shared equally by the parties.
	Notwithstanding anything
to the contrary contained herein, however, the computation of fair market rent shall include a refurbishment allowance equal to fifty (50) percent of the buildout which is standard for commercial buildings in the area at that time.


34. 	TENANT'S ESTOPPEL.

If, at any time after the commencement of the term hereof,
Landlord or Tenant
shall make written request therefor, Landlord or Tenant shall, within ten (10)
days after such request, deliver to the other a written
instrument, duly executed
by Landlord or Tenant, certifying, if such be the case: (i) that this Lease is in
force and effect; (ii) that this Lease has not been modified, amended or
supplemented or specifying the modification, amendment or
supplement; (iii)
that Tenant or Landlord, as the case may be, is not in default hereunder, or if it
is then in default, specifying the nature of the default and
	whether or not
the time period for curing same has expired; the date or dates through which
basic annual rent and additional 	rent have been paid; and
(v) that there are
no offsets or deductions against basic annual rent or additional rent, or if any are claimed, specifying the amount thereof and the basis therefor.

35. 	GOVERNING LAW.

This Lease, and the rights and obligations of the parties thereto, shall be interpreted and construed in accordance with the laws of the State of New
Jersey.

36. 	RIGHT OF FIRST NOTIFICATION.

During the term of this Lease, Tenant shall have the right of first notification to lease any space which may become available within the Building, subject to any previously granted rights to other tenants of the Building. Any other tenants in the Building who may have prior rights of first refusal are listed in the attached
Exhibit D.

37. 	PARKING.

Landlord shall provide four (4) parking spaces per 1,000 rentable square feet.
This shall include fifteen (15) parking spaces reserved for Tenant's exclusive use. In the event that any other tenant in the Building receives an increase in reserved parking, then Tenant shall receive a proportionate increase as well.

38. 	EXCLUSIVE USE.

Landlord hereby grants to Tenant the exclusive right to provide retail brokerage services in the Building, with the exception of Schild Asset Management, another tenant in the Building. Landlord shall not lease space within the
Building to any other Tenant providing retail brokerage services without
Tenant's prior written consent.

39. 	TENANT INPROVEMENTS/ALLOWANCES.

Tenant shall improve the Demised Premises in accordance with a plan, which plan shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Upon completion of the plan and acceptance by
Landlord, said plan shall be attached hereto as Exhibit C. Landlord shall provide Tenant with the following:

(a) 	An allowance of $25.00 per rentable square foot for
Tenant's
improvements of any kind, including, but not limited to cabling, furnishings, decorating and the like, constructions plans and permits, as well as an additional allowance of $0.15 per rentable square foot for space planning costs.
Tenant shall have the right to bid the Tenant improvements, and Landlord shall be entitled to bid for same. In the event that Landlord shall not construct the
Tenant's improvements, Landlord shall be entitled to a supervisory fee, but said fee shall not exceed the sum of $10,000.00.

(b) 	Landlord shall expand the men's and women's restrooms
on the third
floor of the Building in accordance with the plan to be attached hereto as
Exhibit C, at Landlord's sole cost and expense.

(c) 	Landlord shall provide sufficient electrical service for
Tenant's
requirements as per the plan to be attached hereto as Exhibit C.

40. 	PARTIAL INVALIDITY.

If any provision of this Lease shall be determined by a court of competent jurisdiction to be invalid, such determination shall not affect any of the other provisions of this Lease and such other provisions shall remain in full force and effect. If any provision of this Lease shall be capable of two constructions, one of which would render the provision valid and the other of which would render it invalid, then such provision shall have the construction and meaning which would render it valid.

41. 	NOTICES.

All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner. However, effective as of the
Commencement Date, Tenant's address for purposes of this Paragraph shall be
220 South Livingston Avenue, Livingston, New Jersey 07039.

42. 	TITLE AND OUIET ENJOYMENT.

The Landlord covenants and represents that the Landlord is the owner of the
Demised Premises herein leased and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Demised
Premises for the term aforementioned.

43. 	ENTIRE CONTRACT.

This Lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the
Landlord and the Tenant.

The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.
In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

WITNESS:  LIVINGSTON CORPORATE PARK
ASSOCIATES, L.L.C. -
LANDLORD
By: 	/s/ Steven Fisch, Managing Member

RYAN, BECK & CO., INC. - TENANT
By:	/s/ Allen S. Greene, President


RULES AND REGULATIONS

1. 	Obstruction of Passageways. The sidewalks, entrances,
passages, courts,
elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than the purpose for which they were intended.

2. 	Projections from Building. No equipment or other
fixtures shall be
attached to the outside walls or the windowsills of the Building or otherwise affixed so as to project from the Building without the prior written consent of the Landlord.

3. 	Signs. Except as otherwise provided in this Lease, no
sign or lettering
shall be affixed by Tenant to any part of the outside of the Demised Premises, or any part of the inside of the Demised Premises so as to be clearly visible from the outside of the Demised Premises without the prior written consent of the Landlord.

4. 	Windows. Windows in the Demised Premises shall not
be covered or
obstructed by Tenant. No bottles, parcels or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the
Demised Premises. *

5. 	Floor Covering. Tenant shall not lay linoleum or other
similar floor
covering so that the same shall come in direct contact with the floor of the
Demised Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a paste or other material that may be easily removed with water, with the use of cement or other similar material being expressly prohibited.

6. 	Interference with Occupants of Building. Tenant shall
not make, or
permit to be made, any unseemly or disturbing noises or odors and shall not interfere with the other tenants or those having business with them.

7. 	Locks and Keys. No additional locks or bolts of any
kind shall be placed
on any of the doors by Tenant. Tenant shall, upon termination of Tenant's tenancy, deliver to Landlord all keys to any space within the Building, either furnished to or procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost of replacement thereof.

8.	Movement of Furniture. Freight or Bulky Matter. The
carrying in or out
of freight, furniture or bulky matter of any description must take place during such hours as Landlord may, from time to time, reasonably determine and only after advance notice to Landlord. Tenant shall use its best efforts not to disturb any other tenants in the Building. The persons employed by Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to such provisions, move freight, furniture, bulky matter, and other material into or out of the Demised Premises on Saturdays between the hours of 9:00 a.m. and 1:00
p.m., provided that Tenant shall pay for any additional costs incurred by
Landlord for elevator operators or security guards, and for other expenses occasioned by such activity of Tenant. If, at least five (5) days prior to such activity, Landlord requests that Tenant deposit with Landlord, as security for
Tenant's obligation to pay such additional costs, a sum which Landlord reasonably estimates to be the amount of such additional cost, the Tenant shall deposit such amount with Landlord as security for such cost.

9. 	Safes and Other Heavy Equipment. Landlord reserves
the right to
prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Business machines and other equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent unreasonable vibration, noise and annoyance.

10. 	Non-Observance or Violation of Rules by Other
Tenants. Landlord shall
not be responsible to Tenant for the non-observance or violation of any of these rules and regulations by any other tenant.

11. 	After Hours Use. Landlord reserves the right to exclude
from the
Building, between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on
Saturdays, Sundays and Building holidays, all persons who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to the Landlord for the acts of such person.

12. 	Plumbing Facilities Use. Tenant shall not use the
Building's plumbing
facilities for any purpose other than that for which they were constructed and will not permit any foreign substance of any kind to be thrown therein and the expense of repairing any breakage, seepage or damage, no matter where occurring, resulting from a violation of this provision by Tenant or its agents, servants, employees, invitees or licensees shall be borne by Tenant. Wasteful and excessive or unusual use or misuse of Building standard office electrical service, water, sewer or other utilities is hereby expressly prohibited.

13. 	Vehicles. No bicycles, mopeds, motorcycles or other
vehicles of any kind
shall be brought into or kept in, on or about the Demised
Premises, Building or
Building area, except in those locations specifically designated by Landlord for same.

14. 	Animals. No animal of any kind shall be brought into,
kept in, on or
about the Demised Premises, Building or Building area, other than seeing eye dogs.

15. 	Landlord's Rights. Landlord hereby reserves to itself any
and all rights not
granted to Tenant hereunder, including, but not limited to the following rights which are reserved to Landlord for its purposes in operating the
Building:

(a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b) the right to change the name of the Building at any time and from time to time, without incurring any liability to Tenant for so doing;

(c) the right to install and maintain a sign or signs on the exterior of the
Building and/or anywhere in the Building area; and

(d) the right to grant anyone the right to conduct any particular business or undertaking in the Building or Building area.

16. 	Moving. Moving in and out of the Building must be
coordinated with the
Landlord. At the discretion of the Landlord, moving may be required to be done under the supervision of the management personnel. No furniture will be moved in the Building's elevators without the permission of the Landlord and until necessary pads have been installed.

17. 	All Rules and Regulations set forth above, and any rules
or regulations
which may be promulgated by Landlord following execution of this Lease, are intended to be supplemental and not in derogation of the Lease. Where the
Rules and Regulations may conflict with the terms of the Lease, the Lease shall control.